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                                                                 Exhibit 99.6(i)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          SAFECO LIFE INSURANCE COMPANY

Safeco Life Insurance Company, a Washington corporation, by its President and Secretary, certifies that:

1. The name of the corporation is:  SAFECO LIFE INSURANCE COMPANY.

2. Article II of the corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                       II
     Effective September 1, 2004, the name of the company is Symetra Life Insurance Company.

3. The aforementioned amendment to the Articles of Incorporation was adopted by the corporation's Board of Directors and duly approved by the corporation's sole shareholder on June 4, 2004, in accordance with the provisions of RCW 23B.10.030, 23B.08.210, and 48.07.070.


                                       SAFECO LIFE INSURANCE COMPANY

                                       By:  /s/ Randall H. Talbot
                                          ---------------------------------
                                              Randall H. Talbot
                                              President

                                       By: /s/ Christine B. Mead
                                          ------------------------------
                                             Christine B. Mead
                                             Secretary

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State of Washington  }
                     }  ss
County of King       }

The undersigned, being first duly sworn on oath, deposes and says:

     That he is the President of Safeco Life Insurance Company, that he has read the Articles of Amendment set forth above, knows the contents thereof, and that the matters therein certified are in all respects true and correct.

                                           /s/ Randall H. Talbot
                                           ----------------------------------
                                           Randall H. Talbot

Subscribed and sworn before me this 11 day of June, 2004.

Ann Ernst
------------------------
Notary Public in and for the state
of Washington, residing at King County
My commission expires 2-14-05


State of Washington  }
                     }  ss
County of King       }

The undersigned, being first duly sworn on oath, deposes and says:

     That she is the Secretary of Safeco Life Insurance Company, that she has read the Articles of Amendment set forth above, knows the contents thereof, and that the matters therein certified are in all respects true and correct.

                                            /s/ Christine B. Mead
                                           -----------------------------
                                           Christine B. Mead

Subscribed and sworn before me this____10_day of June, 2004.


Karri Harrington
------------------------------
Notary Public in and for the state
of Washington, residing at Lynnwood, WA
My commission expires 6-27-05